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                                   EXHIBIT 21

Date of
Incorporation                 Name                    State of Incorporation
-------------                 ----                    ----------------------

  9/27/94           Zaring Homes of Indiana, LLC            Indiana

  4/15/96           Zaring Homes Kentucky, LLC              Kentucky

  1/02/96           Zaring Holdings, Inc.                   Ohio

 11/26/96           HomeMax, Inc.                           Delaware

 12/30/96           HomeMax North Carolina, Inc.            North Carolina